Exhibit 32.2

CERTIFICATION

The undersigned, Taylor Zhang, the Chief Financial Officer of China XD Plastics Company Limited (the “Company”) hereby certifies that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2019
	By:	/s/ Taylor Zhang
Taylor Zhang
Chief Financial Officer (Principal Financial and Accounting Officer)